Exhibit 10.1

FOURTEENTH AMENDMENT TO LEASE

THIS FOURTEENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 14th day of January, 2022 (the “Fourteenth Amendment Execution Date”), by and between BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”), and OMEROS CORPORATION, a Washington corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of January 27, 2012 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of November 5, 2012, that certain Second Amendment to Lease dated as of November 16, 2012, that certain Third Amendment to Lease dated as of October 16, 2013, that certain Fourth Amendment to Lease dated as of September 8, 2015, that certain Fifth Amendment to Lease dated as of September 1, 2016, that certain Sixth Amendment to Lease dated as of October 18, 2018, that certain Seventh Amendment to Lease dated as of April 15, 2019, that certain Eighth Amendment to Lease dated as of October 28, 2019, that certain Ninth Amendment to Lease dated as of January 15, 2020, that certain Tenth Amendment to Lease dated as of September 15, 2020, that certain Eleventh Amendment to Lease dated as of October 23, 2020 (the “Eleventh Amendment”), that certain Twelfth Amendment to Lease dated as of January 1, 2021 and that certain Thirteenth Amendment to Lease dated as of June 1, 2021 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord at 201 Elliott Avenue West in Seattle, Washington (the “Building”);

B.WHEREAS, Landlord and Tenant desire to reduce the size of the Expansion Premises (as defined in Recital B of the Eleventh Amendment) to exclude that certain space containing approximately 13,904 square feet of Rentable Area (as more particularly described on Exhibit A attached hereto, the “Fourteenth Amendment Reduction Premises”); and

C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.Fourteenth Amendment Reduction Premises.  The Term Expiration Date with respect to the Fourteenth Amendment Reduction Premises is hereby modified to be December 31, 2021 (the “Reduction Date”), such that the Lease with respect to the Fourteenth Amendment

Reduction Premises shall expire by its terms effective as of the Reduction Date.  From and after the Reduction Date, the term “Premises,” as used in the Lease shall mean the Existing Premises less the Fourteenth Amendment Reduction Premises.

3.Surrender of Fourteenth Amendment Reduction Premises.  On or before the Reduction Date, Tenant shall surrender the Fourteenth Amendment Reduction Premises to Landlord in accordance with all of the terms, conditions and provisions of the Existing Lease; provided, however, that, with respect to the Fourteenth Amendment Reduction Premises, Tenant shall not be required to (a) perform the Exit Survey required under Section 26.1(a) of the Original Lease, or (b) remove any Tenant Improvements or Alterations existing in the Fourteenth Amendment Reduction Premises as of the Fourteenth Amendment Execution Date.

4.Pro Rata Share.  Effective as of the Reduction Date, Tenant’s Pro Rata Share of the Project for the entire Premises (i.e., the Existing Premises less the Fourteenth Amendment Reduction Premises) shall be 76.12%.

5.Reduction Fee.  In consideration for the modification to the Term Expiration Date with respect to the Fourteenth Amendment Reduction Premises (in accordance with Article 2 above), Tenant shall pay to Landlord, on or before the Reduction Date, an amount equal to One Hundred Fifty Thousand Dollars ($150,000) (the “Reduction Fee”).  If Tenant fails to pay, or is late in paying, the Reduction Fee, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amount, the Reduction Fee shall be considered Rent.

6.Expansion Premises Tenant Improvements.  Landlord and Tenant acknowledge and agree that, as of the Fourteenth Amendment Execution Date, (a) no Expansion Premises Tenant Improvements have been performed by Tenant in the Expansion Premises under Article 10 of the Eleventh Amendment, and (b) no portion of the Expansion Premises TI Allowance has been disbursed by Landlord under Article 10 of the Eleventh Amendment.  In connection with the reduction of the Expansion Premises in accordance with this Amendment, Landlord and Tenant hereby agree that (x) Article 10 of the Eleventh Amendment, (y) Exhibit C attached to the Eleventh Amendment, and (z) Exhibit D attached to the Eleventh Amendment, are hereby deleted from the Existing Lease, of no further force or effect, and are hereby made void ab initio, as if the same were never included in the Eleventh Amendment.  Accordingly, neither Landlord nor Tenant shall have any further rights or obligations under the terms, conditions and provisions set forth therein.

7.Right of First Offer; Right of First Refusal.  Notwithstanding anything to the contrary in the Lease, Tenant hereby waives its rights under Article 43 of the Original Lease and Article 44 of the Original Lease with respect to the first lease of the Fourteenth Amendment Reduction Premises that Landlord enters into after the Fourteenth Amendment Execution Date (provided that, if such first lease includes only a portion of the Fourteenth Amendment Reduction Premises, then Tenant’s waiver shall continue to apply to the first lease(s) of the remaining portion(s) of the Fourteenth Amendment Reduction Premises that Landlord enters into after the Fourteenth Amendment Reduction Date).

8.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

9.No Default.  Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

10.Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

11.Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

12.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

13.Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

14.Counterparts; Facsimile, Electronic and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile, electronic or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-201 ELLIOTT AVENUE LLC,
a Delaware limited liability company

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	Executive Vice President,
Integration and Communications

TENANT:

OMEROS CORPORATION,
a Washington corporation

By:	/s/ Michael Jacobsen
Name:	Michael Jacobsen
Title:	Chief Accounting Officer

EXHIBIT A

FOURTEENTH AMENDMENT REDUCTION PREMISES

**The cross-hatched area above represents the Fourteenth Amendment Reduction Premises.  Landlord makes no representation or warranty with respect any items depicted in this Exhibit A (including, without limitation, any furniture, fixtures or equipment), including whether any such items currently exist within the Building or the Project.